UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

MEDICUS PHARMA LTD.
(Exact name of registrant as specified in its charter)

Ontario	001-42408	98-1778211
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Conshohocken State Road, Suite 200
 Conshohocken, Pennsylvania, United States 19428
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (610) 540-7515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	MDCX	NASDAQ Capital Market
Warrants, each exercisable for one common share at an exercise price of $4.64 per share	MDCXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the previously disclosed Standby Equity Purchase Agreement (the "SEPA"), dated February 10, 2025, between Medicus Pharma Ltd. (the "Company") and YA II PN, Ltd. ("Yorkville"), the Company completed sales of its common shares (the "Common Shares") to Yorkville (collectively, the "SEPA Advances") as disclosed in the table below:

Date of Sale	Number of Common Shares	Price per share	Approximate Aggregate Consideration
July 30, 2025	50,000	$2.8963	$144,815
August 12, 2025	200,000	$2.0425	$408,500
August 12, 2025	52,504	$1.94	$101,858
August 18, 2025	200,000	$1.9664	$393,280
August 18, 2025	7,150	$1.94	$13,871
August 21, 2025	300,000	$1.9638	$589,140
Total	809,654		$1,651,464

The Company may cause Yorkville to purchase additional Common Shares under the SEPA from time to time, subject to the satisfaction or waiver of the conditions and limitations set forth in the SEPA. The Company intends to use part of the net proceeds from the SEPA Advances to prepay a portion of the debentures the Company has outstanding with Yorkville, as described in that certain Current Report on Form 8-K dated June 20, 2025. The Common Shares were issued and sold to Yorkville in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by Yorkville in the SEPA. Yorkville may resell the Common Shares it has purchased from the Company under the SEPA from time to time pursuant to that certain effective registration statement on form S-1 (File No. 333-287582), which has been filed by the Company in accordance with its requirements under the SEPA.

In addition, on August 13, 2025, James Quinlan, the Chief Financial Officer of the Company, exercised stock options to purchase 125,000 Common Shares for cash at an exercise price of $0.81 per Common Share and stock options to purchase 20,000 Common Shares for cash at an exercise price of $2.75 per Common Share, for aggregate proceeds to the Company of approximately $156,250. The Common Shares were issued and sold to Mr. Quinlan in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01. Other Events.

On August 21, 2025, the Company issued a press release relating to, among other things, updates regarding its proposed Type C Meeting with the United States Food and Drug Administration (the "FDA") and its second quarter 2025 financial highlights. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 21, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Forward-Looking Statements

Certain information in this news release constitutes "forward-looking information" under applicable securities laws. "Forward-looking information" is defined as disclosure regarding possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action and includes, without limitation, statements regarding future sales of Common Shares under the SEPA to Yorkville and its proposed Type C Meeting with the FDA. Forward-looking statements are often but not always, identified by the use of such terms as "may", "on track", "aim", "might", "will", "will likely result", "would", "should", "estimate", "plan", "project", "forecast", "intend", "expect", "anticipate", "believe", "seek", "continue", "target" or the negative and/or inverse of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including those risk factors described in the Company's public filings on EDGAR and on SEDAR+, which may impact, among other things, the trading price and liquidity of the Company's common shares. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement and reflect our expectations as of the date hereof and thus are subject to change thereafter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Readers are cautioned that the foregoing list is not exhaustive, and readers are encouraged to review the Company's long form prospectus accessible on the Company's profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name:	Dr. Raza Bokhari
Title:	Executive Chairman and Chief Executive Officer

Dated: August 22, 2025